                                                               Exhibit No. 16(b)

                              PIMCO CODE OF ETHICS

                           EFFECTIVE AS OF MAY 7, 1999

                                  INTRODUCTION

                               GENERAL PRINCIPLES

        This Code of Ethics is based on the principle that you, as a director, officer or other Advisory Employee of Pacific Investment Management Company ("PIMCO"), owe a fiduciary duty to, among others, the shareholders of the registered investment companies (the "Funds") and other clients (together with the Funds, the "Advisory Clients") for which PIMCO serves as an advisor or subadvisor. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients.

        At all times, you must observe the following general rules:

        1. You must place the interests of our Advisory Clients first. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You must adhere to this general fiduciary principle as well as comply with the Code's specific provisions. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of your fiduciary duties or which create an appearance of such abuse.

              Your fiduciary obligation applies not only to your personal trading activities but also to actions taken on behalf of Advisory Clients. In particular, you may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a Security or Futures Contract you owned for the purpose of increasing the value of that Security or Futures Contract. If you are a portfolio manager or an employee who provides information or advice to a portfolio manager or helps execute a portfolio manager's decisions, you would also violate this Code if you made a personal investment in a Security or Futures Contract that might be an appropriate investment for an Advisory Client without first considering the Security or Futures Contract as an investment for the Advisory Client.

        2. You must conduct all of your personal investment transactions in full compliance with this Code, the PIMCO Advisors L.P. Insider Trading Policy and Procedures (the "Insider Trading Policy"), and the PIMCO Advisors L.P. Policy Regarding Special Trading Procedures for Securities of PIMCO Advisors L.P. (the "Special Trading Procedures") and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility. PIMCO encourages you and your family to develop personal investment programs. However, those investment programs must remain within boundaries reasonably necessary to ensure that appropriate safeguards exist to protect the interests of our Advisory Clients and to avoid even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading PERSONAL INVESTMENT TRANSACTIONS. In addition, you must comply with the policies and procedures set forth in the Insider Trading Policy and Special Trading Procedures, which are attached to this Code as Appendix II and III, respectively. Doubtful situations should be resolved in favor of our Advisory Clients and against your personal trading.

        3. You must not take inappropriate advantage of your position. The receipt of investment opportunities, perquisites, gifts or gratuities from persons seeking business with PIMCO directly or on behalf of an Advisory Client could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading GIFTS AND SERVICE AS A DIRECTOR. Doubtful situations should be resolved against your personal interest.

                         THE GENERAL SCOPE OF THE CODE'S
                 APPLICATIONS TO PERSONAL INVESTMENT ACTIVITIES

        The Code reflects the fact that PIMCO specializes in the management of fixed income portfolios. The vast majority of assets PIMCO purchases and sells on behalf of its Advisory Clients consist of corporate debt Securities, U.S. and foreign government obligations, asset-backed Securities, money market instruments, foreign currencies, and futures contracts and options with respect to those instruments. For its StocksPLUS Funds, PIMCO also purchases futures and options on the S & P 500 index and, on rare occasions, may purchase or sell baskets of the stocks represented in the S & P 500. For its Convertible Bond Fund and other Advisory Clients, PIMCO purchases convertible securities that may be converted or exchanged into underlying shares of common stock. Other PIMCO Funds may also invest in convertible securities. The Convertible Bond Fund and other Advisory Clients may also invest a portion of their assets in common stocks.

        Rule 17j-1 under the Investment Company Act of 1940 requires reporting of all personal transactions in Securities (other than certain Exempt Securities) by certain persons, whether or not they are Securities that might be purchased or sold by PIMCO on behalf of its Advisory Clients. The Code implements that reporting requirement.

        However, since the purpose of the Code is to avoid conflicts of interest arising from personal trading activities in Securities and other instruments that are held or might be acquired on behalf of our Advisory Clients, this Code only places restrictions on personal trading activities in such investments. As a result, this Code does not place restrictions (beyond reporting) on personal trading in most individual equity Securities. Except for the small number of Portfolio Employees who are responsible for PIMCO's Municipal Bond Fund, this Code also does not place restrictions (beyond reporting) on personal trading in Tax-Exempt Municipal Bonds. Although equities and Tax-Exempt Municipal Bonds are Securities, they are not purchased or sold by PIMCO on behalf of the vast majority of PIMCO's Advisory Clients and PIMCO has established special procedures to avoid conflicts of interest that might otherwise arise from personal trading in those Securities. On the other hand, this Code does require reporting and restricts trading in certain Futures Contracts which, although they are not Securities, are instruments in which PIMCO frequently trades for many of its Advisory Clients.

        This Code applies to PIMCO's officers and directors as well as to all of its Advisory Employees. The Code recognizes that portfolio managers and the investment personnel who provide them with advice and who execute their decisions occupy more sensitive positions than other Advisory Employees and that it is appropriate to subject their personal investment activities to greater restrictions.

                          THE ORGANIZATION OF THE CODE

        The remainder of this Code is divided into three sections. The first section concerns Personal Investment Transactions. The second section describes the restrictions on Gifts And Service As A Director. The third section summarizes the methods for ensuring Compliance under the Code. In addition, the following Appendices are also a part of this Code:

I.      Definitions of Capitalized Terms

II.     The PIMCO Advisors L.P. Insider Trading Policy and Procedures

III. The PIMCO Advisors L.P. Policy Regarding Special Trading Procedures for Securities of PIMCO Advisors L.P.

IV.     Form for Acknowledgment Certification of Receipt of this Code

V.      Form for Annual Certification of Compliance with this Code

VI.     Form for Initial Reporting of Brokerage Accounts

VII.    Form for Quarterly Reporting of Investment Transactions

VIII.   Form for Preclearance of Transactions

                                    QUESTIONS

        Questions regarding this Code should be addressed to a Compliance Officer. As of the effective date of this Code, the Compliance Officers are Kenneth M. Poovey, Ernest L. Schmider, Richard M. Weil, Mohan V. Phansalkar and Denise C. Seliga. These Compliance Officers compose the PIMCO Compliance Committee.

                        PERSONAL INVESTMENT TRANSACTIONS

                                   IN GENERAL

        Subject to the limited exceptions described below, you are required to report all transactions in Securities and Futures Contracts made by you, a member of your immediate family or a trust in which you have an interest, or on behalf of any account in which you have an interest or which you direct. In addition, you must preclear certain transactions in Securities and Futures Contracts that PIMCO holds or may acquire on behalf of an Advisory Client.

        The details of these reporting and preclearance requirements are described below. This Code uses a number of capitalized terms, E.G., Advisory Employee, Beneficial Ownership, Exempt Security, Futures Contract, Immediate Family, Related Account, Related Security, Portfolio Employee and Security. The definitions for these capitalized terms are set forth in Appendix I. To understand your responsibilities under the Code, it is important that you review and understand the definitions in Appendix I.

                              REPORTING OBLIGATIONS

        USE OF BROKER-DEALERS

        Unless you are an independent director, you must use a registered broker-dealer or registered futures commission merchant to engage in any purchase or sale of a publicly-traded Security or Publicly-Traded Futures Contract. This requirement also applies to any purchase or sale of a publicly-traded Security or of a Publicly-Traded Futures Contract in which you have, or by reason of the transaction will acquire, a Beneficial Ownership interest. Thus, as a general matter, any publicly-traded Securities or Publicly-Traded Futures Contract transactions by members of your Immediate Family will need to be made through a registered broker-dealer or futures commission merchant.

        INITIAL REPORT

        Within 10 days after commencing employment or within 10 days of any event that causes you to become subject to this Code (E.G., promotion to a position that makes you an Advisory Employee), you shall supply to a Compliance Officer copies of the most recent statements for each and every Personal Account and Related Account which holds or is likely to hold a Security or a Futures Contract in which you have a Beneficial Ownership interest, as well as copies of confirmations for any and all transactions subsequent to the effective date of those statements. These documents shall be supplied to the Compliance Officer by attaching them to the form appended hereto as Appendix VI.

        On that same form you shall supply the name of any registered broker-dealer or futures commission merchant and the number for any Personal Account and Related Account which holds or is likely to hold a Security or a Futures Contract in which you have a Beneficial Ownership interest for which you cannot supply the most recent account statement. You shall also certify, where indicated on the form, that the contents of the form and the documents attached thereto disclose all such Personal Accounts and Related Accounts.

        In addition, you shall also supply, where indicated on the form, the following information for each Security or Futures Contract in which you have a Beneficial Ownership interest, to the extent that this information is not available from the statements attached to the form:

              1. A description of the Security or Futures Contract, including its name or title;

              2. The quantity (E.G., in terms of numbers of shares, units or contracts) and value (in dollars) of the Security or Futures Contract; and

              3.    The custodian of the Security or Futures Contract.

        NEW ACCOUNTS

        Immediately upon the opening of a new Personal Account or a Related Account which holds or is likely to hold a Security or a Futures Contract, you shall supply a Compliance Officer with the name of the registered broker-dealer or futures commission merchant for that account and the identifying number for that Personal Account or Related Account.

        TIMELY REPORTING OF TRANSACTIONS

        You must cause each broker-dealer or futures commission merchant who maintains a Personal Account or a Related Account that holds a Security or a Futures Contract in which you have a Beneficial Ownership interest to provide to a Compliance Officer, on a timely basis, duplicate copies of confirmations of all transactions in that account and of periodic statements for that account ("duplicate broker reports").

        In addition, you must report to a Compliance Officer, on a timely basis, any transaction in a Security or a Futures Contract in which you have or acquired a Beneficial Ownership interest that was made without the use of a registered broker-dealer or futures commission merchant.

        QUARTERLY CERTIFICATIONS AND REPORTING

        At the end of each calendar quarter, a Compliance Officer will provide you with a list of all brokerage accounts that you have previously identified to PIMCO as a Personal Account or a Related Account which holds or is likely to hold a Security or Futures Contract. Within 10 days after your receipt of that list, you shall make any necessary additions, corrections or deletions to that list and return it to a Compliance Officer with a certification that: (a) the list, as modified (if necessary), represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which you have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely duplicate broker reports for the calendar quarter just ended, and (b) the broker-dealer or futures commission merchant for each account on the list has been instructed to send a Compliance Officer timely duplicate broker reports for that account.

        You shall provide, on a copy of the form attached hereto as Appendix VII, the following information for each transaction during the calendar quarter just ended, to the extent that the duplicate broker reports for that calendar quarter did not supply that information to PIMCO:

              1. The date of the transaction, the title and the number of shares or contracts, and the principal amount of each Security or Futures Contract involved;

              2. The nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);

              3.    The price at which the transaction was effected; and

              4. The name of the broker, dealer, bank or other entity with or through which the transaction was effected.

        RELATED ACCOUNTS

        The reporting and certification obligations described above also apply to any Related Account (as defined in Appendix I) and to any transaction in a Related Account.

        It is important that you recognize that the definitions of "Related Account" and "Beneficial Ownership" in Appendix I may require you to provide, or to arrange for the broker-dealer to furnish, copies of reports for any account used by or for a member of your Immediate Family or a trust in which you or a member of your Immediate Family has any vested interest, as well as for any other accounts in which you may have the opportunity, directly or indirectly, to profit or share in the profit derived from any transaction in that account.

        EXEMPTIONS FROM REPORTING

        You need not report transactions in any account over which neither you nor an Immediate Family Member has or had any direct or indirect influence or control.

        You also need not report transactions in Exempt Securities (as defined in Appendix I) nor need you furnish, or require a broker-dealer to furnish, copies of confirmations or periodic statements for accounts that hold only Exempt Securities. This includes accounts that only hold U.S. Government Securities, money market interests, or shares in open-end mutual funds. This exemption from reporting shall end immediately, however, at such time as there is a transaction in that account in a Futures Contract or in a Security that is not an Exempt Security.

                             PROHIBITED TRANSACTIONS

        INITIAL PUBLIC OFFERINGS

        If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any Security in an initial public offering.

        PRIVATE PLACEMENTS

        If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any Security in a private placement (or subsequently sell it), unless you have received the prior written approval of the Chief Executive Officer or the Chief Legal Officer of PIMCO. Approval will not be given unless a determination is made that the investment opportunity should not be reserved for one or more Advisory Clients, and that the opportunity to invest has not been offered to you by virtue of your position with PIMCO.

        If, after receiving the necessary approval, you have acquired Beneficial Ownership of Securities in a private placement, you must DISCLOSE that investment when you play a part in any consideration of any investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be INDEPENDENTLY REVIEWED by a portfolio manager who does not have a Beneficial Ownership interest in any Securities of the issuer.

        PIMCO ADVISORS L.P.

        You may not engage in any transaction in interests in PIMCO Advisors, L.P., except in compliance with the Special Trading Procedures applicable to such transactions.

                                  PRECLEARANCE

        All transactions in Securities, and Futures Contracts in a Personal Account or Related Account, or in which you otherwise have or will acquire a Beneficial Ownership interest, must be precleared by a Compliance Officer unless a transaction, Security or Futures Contract falls into one of the following categories that are identified as "exempt from preclearance."

        PRECLEARANCE PROCEDURE

        Preclearance shall be requested by completing and submitting a copy of the pre-clearance request form attached hereto as Appendix VIII to a Compliance Officer. No transaction subject to preclearance may be effected prior to receipt of written authorization of the transaction by a Compliance Officer. The authorization and the date of authorization will be reflected on the preclearance request form. Unless otherwise specified, that authorization shall be effective, unless revoked, until the earlier of: (a) the close of business on the day the authorization is given, or (b) until you discover that the information on the preclearance request form is no longer accurate.

        The Compliance Officer from whom authorization is sought may undertake such investigation as he or she considers necessary to determine that the transaction for which pre-clearance has been sought complies with the terms of this Code and is consistent with the general principles described at the beginning of the Code.

        In determining whether to authorize a transaction, the Compliance Officer shall determine whether there is a pending BUY or SELL order in the same Security or Futures Contract on behalf of an Advisory Client. If such an order exists, authorization of the personal transaction shall not be given until the Advisory Client's order is executed or withdrawn. This prohibition may be waived by a Compliance Officer if he or she is convinced that: (a) your personal transaction is necessary, (b) your personal transaction will not adversely affect the pending order of the Advisory Client, and (c) provision can be made for the Advisory Client trade to take precedence (in terms of price) over your personal transaction.

        EXEMPTIONS FROM PRECLEARANCE

        Preclearance shall not be required for the following transactions, Securities and Futures Contracts. They are exempt only from the Code's preclearance requirement, and, unless otherwise indicated, remain subject to the Code's other requirements, including its reporting requirements.

        TRANSACTIONS EXEMPT FROM PRECLEARANCE

        Preclearance shall not be required for any of the following transactions:

        1. Any transaction in a Security or Futures Contract in an account that is managed or held by a broker-dealer, futures commission merchant, investment adviser, commodity advisor or trustee and over which you do not exercise investment discretion, have notice of transactions prior to execution, or otherwise have any direct or indirect influence or control. There is a presumption that you can influence or control accounts held by members of your Immediate Family sharing the same household. This presumption may be rebutted only by convincing evidence.

        2.    Purchases of Securities under dividend reinvestment plans.

        3. Purchases of Securities by exercise of rights issued to the holders of a class of Securities PRO rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

        4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

              SECURITIES EXEMPT FROM PRECLEARANCE
              REGARDLESS OF TRANSACTION SIZE

        Preclearance shall not be required for a transaction in the following Securities, regardless of the size of that transaction:

        1. All "Exempt Securities" defined in Appendix I, I.E., U.S. Government Securities, shares in open-end mutual funds, and high quality short-term debt instruments.

        2. All closed-end mutual funds (other than PIMCO Commercial Mortgage Securities Trust, Inc.), and rights distributed to shareholders in closed-end mutual funds.

        3.    All options on any index of equity Securities.

        4. All Fixed Income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.

        5. All options on foreign currencies or baskets of foreign currencies (whether or not traded on an exchange or board of trade).

        Except for Designated Equity Securities (as defined in Appendix I and discussed below), preclearance shall not be required for a transaction in equity Securities or options, warrants or other rights to equity Securities, regardless of the size of that transaction.

        In addition, except for Municipal Bond Portfolio Employees (as defined in Appendix I), preclearance shall not be required for a transaction in Tax-Exempt Municipal Bonds, regardless of the size of that transaction.

              SECURITIES EXEMPT FROM PRECLEARANCE
              DEPENDING ON TRANSACTION SIZE

        Preclearance shall not be required for a transaction in the following Securities or Related Securities if they do not exceed the specified transaction size thresholds:

        1. Purchases or sales of up to $1,000,000 (in market value or face amount, whichever is greater) per calendar month per issuer of Fixed Income Securities issued by a Qualified Foreign Government.

        2. Purchases or sales of up to $100,000 (in market value or face amount, whichever is greater) per calendar month per issuer of corporate debt Securities, mortgage-backed and other asset-backed Securities, structured notes and loan participations, and foreign government debt Securities issued by non-qualified foreign governments.

        PRECLEARANCE OF DESIGNATED EQUITY SECURITIES

        If a Compliance Officer receives notification from a Portfolio Employee that an equity Security or options, warrants or other rights to equity Securities are being considered for purchase or sale by PIMCO on behalf of one of its Advisory Clients, the Compliance Officer will send you an e-mail message or similar transmission notifying you that this equity Security or options, warrants or other rights to equity Securities are now a "Designated Equity Security." A current list of Designated Equity Securities (if any) will also be available on the PIMCO intranet site. You must preclear any Investment Transaction in a Designated Equity Security during the period when that designation is in effect.

              FUTURES CONTRACTS EXEMPT FROM PRECLEARANCE
              REGARDLESS OF TRANSACTION SIZE

        Preclearance shall not be required for a transaction in the following Futures Contracts, regardless of the size of that transaction (as indicated in Appendix I, for these purposes a "Futures Contract" includes a futures option):

        1.    Currency Futures Contracts.

        2.    U.S. Treasury Futures Contracts.

        3.    Eurodollar Futures Contracts.

        4.    Futures Contracts on any index of equity Securities.

        5. Futures Contracts on physical commodities or indices thereof (E.G., contracts for future delivery of grain, livestock, fiber or metals whether for physical delivery or cash).

        6.    Privately-Traded Contracts.

              FUTURES CONTRACTS EXEMPT FROM PRECLEARANCE
              DEPENDING ON TRANSACTION SIZE

        Preclearance shall not be required for a transaction in the following Futures Contracts if the total number of contracts purchased or sold during a calendar month does not exceed the specified limitations:

        1. Purchases or sales of up to 50 Publicly-Traded Futures Contracts to acquire Fixed Income Securities issued by a particular Qualified Foreign Government.

        2. Purchases or sales of up to 10 of each other individual Publicly-Traded Futures Contract if the open market interest for such Futures Contract as reported in THE WALL STREET JOURNAL on the date of your transaction (for the previous trading day) is at least 1,000 contracts. Examples of Futures Contracts for which this exemption would be available include a Futures Contract on a foreign government debt Security issued by a non-qualified foreign government as well as a 30-day federal funds Futures Contract.

For purposes of these limitations, a Futures Contract is defined by its expiration month. For example, you need not obtain preclearance to purchase 50 December Futures Contracts on German Government Bonds and 50 March Futures Contracts on German Government Bonds. Similarly, you may roll over 10 September Fed Funds Futures Contracts by selling those 10 contracts and purchasing 10 October Fed Funds Futures Contracts since the contracts being sold and those being purchased have different expiration months. On the other hand, you could not purchase 10 January Fed Funds Futures Contracts if the open interest for those contracts was less than 1,000 contracts, even if the total open interest for all Fed Funds Futures Contracts was greater than 1,000 contracts.

              ADDITIONAL EXEMPTIONS FROM PRECLEARANCE

        The Compliance Committee may exempt other classes of transactions, Securities or Futures Contracts from the Code's preclearance requirement upon a determination that they do not involve a realistic possibility of violating the general principles described at the beginning of the Code.

              PRECLEARANCE REQUIRED

        Given the exemptions described above, preclearance shall be required for purchases or sales of:

        1.    Designated Equity Securities.

        2. More than $100,000 per calendar month per issuer of corporate debt Securities, mortgage-backed and other asset-backed Securities, taxable municipal debt Securities, structured notes and loan participations, and foreign government debt Securities issued by non-qualified foreign governments.

        3. More than $1,000,000 per calendar month in debt Securities of a Qualified Foreign Government.

        4. Related Securities that are exchangeable for or convertible into one of the Securities requiring preclearance under (1) or (2) above.

        5. More than 50 Publicly-Traded Futures Contracts per calendar month to acquire Fixed Income Securities issued by a particular Qualified Foreign Government.

        6. More than 10 of any other individual Publicly-Traded Futures Contract or any Publicly-Traded Futures Contract for which the open market interest as reported in THE WALL STREET JOURNAL on the date of your transaction (for the previous trading day) is less than 1,000 contracts, unless the Futures Contract is exempt from pre-clearance regardless of transaction size.

        7. Any other Security or Publicly-Traded Futures Contract that is not within the "exempt" categories listed above.

        8.    PIMCO Commercial Mortgage Securities Trust, Inc.

        In addition, Municipal Bond Portfolio Employees shall also be required to preclear purchases or sales of Tax-Exempt Municipal Bonds.

                           SHORT-TERM TRADING PROFITS

        You may not profit from the purchase and sale, or the sale and purchase, within 60 calendar days, of Fixed Income Securities or Related Securities. Portfolio Employees may not profit from the purchase and sale, or the sale and purchase, within 60 calendar days of Designated Equity Securities and Municipal Bond Portfolio Employees may not profit from the purchase and sale, or the sale and purchase, within 60 calendar days, of Tax-Exempt Municipal Bonds. Any such short-term trade must be unwound, or if that is not practical, the profits must be contributed to a charitable organization.

        This ban does not apply to transactions in U.S. Government Securities, most equity Securities, mutual fund shares, index options or Futures Contracts. This ban also does not apply to a purchase or sale in connection with a Transaction Exempt From Preclearance (as described above).

        You are considered to profit from a short-term trade if Securities of which you have Beneficial Ownership are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

                                BLACKOUT PERIODS

        You MAY NOT purchase or sell a Security or a Futures Contract at a time when you intend or know of another's intention to purchase or sell that same Security or Futures Contract on behalf of any Advisory Client.

        As noted previously in the description of the Preclearance Process, a Compliance Officer may not preclear a transaction in a Security or a Futures Contract at a time when there is a pending BUY or SELL order in the same Security or Futures Contract until that order is executed or withdrawn.

        These prohibitions do not apply to transactions in any Futures Contracts that are exempt from preclearance regardless of transaction size.

                         GIFTS AND SERVICE AS A DIRECTOR

                                      GIFTS

        You may not accept any investment opportunity, gift, gratuity or other thing of more than nominal value from any person or entity that does business, or desires to do business, with PIMCO directly or on behalf of an Advisory Client (a "Giver"). You may, however, accept gifts from a single Giver so long as their aggregate annual value does not exceed $500, and you may attend business meals, sporting events and other entertainment events at the expense of a Giver (without regard to their aggregate annual value), so long as the expense is reasonable and both you and the Giver are present.

                              SERVICE AS A DIRECTOR

        If you are an Advisory Employee, you may not serve on the board of directors or other governing board of a publicly traded entity, other than for a fund for which PIMCO is an advisor or subadvisor, unless you have received the prior written approval of the Chief Executive Officer and the Chief Legal Officer of PIMCO. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of our Advisory Clients. If you are permitted to serve on the board of a publicly traded entity, you will be ISOLATED from those Advisory Employees who make investment decisions with respect to the Securities of that entity, through a "Chinese Wall" or other procedures.

                                   COMPLIANCE

                                 CERTIFICATIONS

        UPON RECEIPT OF THIS CODE

        Upon commencement of your employment or the effective date of this Code, whichever occurs later, you shall be required to acknowledge receipt of your copy of this Code by completing and returning a copy of the form attached hereto as Appendix IV. By that acknowledgment, you will also agree:

              1. To read the Code, to make a reasonable effort to understand its provisions, and to ask questions about those provisions you find confusing or difficult to understand.

              2. To comply with the Code, including its general principles, its reporting requirements, its preclearance requirements, and its provisions regarding gifts and service as a director.

              3. To advise the members of your Immediate Family about the existence of the Code, its applicability to their personal trading activity, and your responsibility to assure that their personal trading activity complies with the Code.

              4. To cooperate fully with any investigation or inquiry by or on behalf of a Compliance Officer to determine your compliance with the provisions of the Code.

In addition, your acknowledgment will recognize that any failure to comply with the Code and to honor the commitments made by your acknowledgment may result in disciplinary action, including dismissal.

        ANNUAL CERTIFICATE OF COMPLIANCE

        You are required to certify on an annual basis, on a copy of the form attached hereto as Appendix V, that you have complied with each provision of your initial acknowledgment (see above). In particular, your annual certification will require that you certify that you have read and that you understand the Code, that you recognize that you are subject to its provisions, that you complied with the requirements of the Code during the year just ended and that you have disclosed, reported, or caused to be reported all transactions required to be disclosed or reported pursuant to the requirements of the Code.

                              POST-TRADE MONITORING

        The Compliance Officers will review the duplicate broker reports and other information supplied to them concerning your personal investment transactions so that they can detect and prevent potential violations of the Code. The Compliance Officers will perform such investigation and make such inquiries as they consider necessary to perform this function. You agree to cooperate with any such investigation and to respond to any such inquiry. You should expect that, as a matter of course, the Compliance Officers will make inquiries regarding any personal investment transaction in a Security or Futures Contract that occurs on the same day as a transaction in the same Security or Futures Contract on behalf of an Advisory Client.

                                REMEDIAL ACTIONS

        If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a fine, censure, demotion, suspension or dismissal. As part of any sanction, you may be required to reverse a transaction and to forfeit any profit or to absorb any loss from the transaction.

        The Compliance Committee shall have the ultimate authority to determine whether you have violated the Code and, if so, the remedial actions it considers appropriate. In making its determination, the Compliance Committee shall consider, among other factors, the gravity of your violation, the frequency of your violations, whether any violation caused harm or the potential of harm to any Advisory Client, your efforts to cooperate with their investigation, and your efforts to correct any conduct that led to a violation.

                        REPORTS TO DIRECTORS AND TRUSTEES

        REPORTS OF SIGNIFICANT REMEDIAL ACTIONS

        The General Counsel of PIMCO Advisors L.P., and the directors or trustees of any affected Fund which is an Advisory Client will be informed on a timely basis of each SIGNIFICANT REMEDIAL ACTION taken in response to a violation of this Code. For this purpose, a SIGNIFICANT REMEDIAL ACTION will include any action that has a significant financial effect on the violator.

        ANNUAL REPORTS

        PIMCO's management will report annually to the General Counsel of PIMCO Advisors L.P., and the directors or trustees of each Fund which is an Advisory Client. Each report at a minimum, will:

        1. Summarize existing procedures concerning personal investing and any changes in such procedures during the past year;

        2. Summarize the violations of the Code (if any) which resulted in significant remedial action during the prior year; and

        3. Describe any recommended changes in existing restrictions or procedures based upon the investment company's experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

                                   APPENDIX I

                        DEFINITIONS OF CAPITALIZED TERMS

   The following definitions apply to the capitalized terms used in the Code:


ADVISORY EMPLOYEE

        The term "Advisory Employee" means an employee who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security or Futures Contract by PIMCO on behalf of an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

BENEFICIAL OWNERSHIP

        As a general matter, you are considered to have "Beneficial Ownership" interest in a Security or a Futures Contract if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in that Security or Futures Contract. You are presumed to have a Beneficial Ownership interest in any Security or Futures Contract held, individually or jointly, by you or a member of your Immediate Family (as defined below). In addition, unless specifically excepted by the Compliance Officer based on a showing that your interest in a Security or Futures Contract is sufficiently attenuated to avoid the possibility of conflict, you will be considered to have Beneficial Ownership interest in a Security or Futures Contract held by: (1) a joint account to which you are a party, (2) a partnership in which you are a general partner, (3) a limited liability company in which you are a manager-member, or (4) a trust in which you or a member of your Immediate Family has a vested interest.

        As a technical matter, the term "Beneficial Ownership" for purposes of this Code shall be interpreted in the same manner as it would be under SEC Rule 16a-1(a)(2) in determining whether a person has beneficial ownership of a Security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

DESIGNATED EQUITY SECURITY

        The term "Designated Equity Security" shall mean any equity Security, options, warrants or other rights to equity Securities designated as such by a Compliance Officer, after receiving notification from a Portfolio Employee that said Security is being considered for purchase or sale by PIMCO on behalf of one of its Advisory Clients.

EXEMPT SECURITY

        The term "Exempt Security" shall mean any Security (as defined below) not included within the definition of Security in SEC Rule 17j-1(e)(5), including:

        1.    A direct obligation of the Government of the United States;

        2.    Shares of registered open-end investment companies; and

        3. Bankers' acceptances, bank certificates of deposit, repurchase agreements and high-quality short-term debt instruments (including commercial paper). For these purposes, "HIGH QUALITY SHORT-TERM DEBT INSTRUMENT" means any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Organization, or which is unrated but is of comparable quality.

FIXED INCOME SECURITIES

        For purposes of this Code, the term "Fixed Income Securities" shall mean fixed income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States, corporate debt Securities, mortgage-backed and other asset-backed Securities, taxable fixed income Securities issued by state or local governments or the political subdivisions thereof, structured notes and loan participations, foreign government debt Securities, and debt Securities of international agencies or supranational agencies. For purposes of this Code, the term "Fixed Income Securities" shall not be interpreted to include U.S. Government Securities or any other Exempt Security (as defined above) nor shall it be interpreted to include Tax-Exempt Municipal Bonds (as defined below).

FUTURES CONTRACT

        The term "Futures Contract" includes (a) a futures contract and an option on a futures contract traded on a United States or foreign board of trade, such as the Chicago Board of Trade, the Chicago Mercantile Exchange, the London International Financial Futures Exchange or the New York Mercantile Exchange (a "Publicly-Traded Futures Contract"), as well as (b) a forward contract, a swap, a cap, a collar, a floor and an over-the-counter option (other than an option on a foreign currency, an option on a basket of currencies, an option on a Security or an option on an index of Securities) (a "Privately-Traded Contract"). Consult with a Compliance Officer prior to entering into a transaction in case of any doubt. For purposes of this definition, a Publicly-Traded Futures Contract is defined by its expiration month, I.E., a Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in June is treated as a separate Publicly-Traded Futures Contract, when compared to a Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in July.

IMMEDIATE FAMILY

        The term "Immediate Family" means any of the following persons who reside in your household or depend on you for basic living support: your spouse, any child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including any adoptive relationships.

INVESTMENT TRANSACTION

        For purposes of this Code, the term "Investment Transaction" means any transaction in a Security or Futures Contract in which you have, or by reason of the transaction will acquire, a Beneficial Ownership interest.

MUNICIPAL BOND PORTFOLIO EMPLOYEE

        The term "Municipal Bond Portfolio Employee" shall mean any Portfolio Employee (as defined below) who makes investment decisions for the PIMCO Municipal Bond Fund or any other Advisory Client that purchases or sells Tax-Exempt Municipal Bonds. Municipal Bond Portfolio Employees shall be subject to "Chinese Wall" arrangements that will preclude them from sharing information with other Advisory Employees concerning their investment decisions relating to Tax-Exempt Municipal Bonds or their analyses or opinions regarding individual Tax-Exempt Municipal Bonds.

PERSONAL ACCOUNT

        The term "Personal Account" means the following accounts that hold or are likely to hold a Security (as defined below) or a Futures Contract (as defined above) in which you have a Beneficial Ownership interest: any account in your individual name; any joint or tenant-in-common account in which you have an interest or are a participant; any account for which you act as a trustee, executor, or custodian; any account over which you have investment discretion or otherwise can exercise control (other than non-related clients' accounts over which you have investment discretion), including the accounts of entities controlled directly or indirectly by you; and any other account in which you have a direct or indirect Beneficial Ownership interest (other than such accounts over which you have no investment discretion and cannot otherwise exercise control).

PORTFOLIO EMPLOYEE

        The term "Portfolio Employee" means a portfolio manager or an Advisory Employee who provides information or advice to a portfolio manager or helps execute a portfolio manager's decisions.

QUALIFIED FOREIGN GOVERNMENT

        The term "Qualified Foreign Government" means a national government of a developed foreign country with outstanding Fixed Income Securities in excess of fifty billion dollars. A list of Qualified Foreign Governments will be prepared as of the last business day of each calendar quarter, will be available for review with any Compliance Officer, and will be effective for the following calendar quarter.

RELATED ACCOUNT

        The term "Related Account" means any account, other than a Personal Account, that holds a Security or Futures Contract in which you have a Beneficial Ownership interest.

RELATED SECURITY

        The term "Related Security" shall mean any option to purchase or sell, and any Security convertible into or exchangeable for, a Security that is or has been held by PIMCO on behalf of one of its Advisory Clients or any Security that is being or has been considered for purchase by PIMCO on behalf of one of its Advisory Clients.

SECURITY

        As a general matter, the term "Security" shall mean any stock, note, bond, debenture or other evidence of indebtedness (including any loan participation or assignment), limited partnership interest or investment contract other than an Exempt Security (as defined above). The term "Security" includes an option on a Security, on an index of Securities, on a currency or on a basket of currencies, including such an option traded on the Chicago Board of Options Exchange or on the New York, American, Pacific or Philadelphia Stock Exchanges, as well as such an option traded in the over-the-counter market. The term "Security" shall not include a Futures Contract or a physical commodity (such as foreign exchange or a precious metal).

        As a technical matter, the term "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act of 1940, which defines a Security to mean:

        Any note, stock, treasury stock, bond debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate or deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, warrant or right to subscribe to or purchase, any of the foregoing, except that the term "Security" shall not include any Security that is an Exempt Security (as defined above), a Futures Contract or a physical commodity (such as foreign exchange or precious metal).

TAX-EXEMPT MUNICIPAL BOND

        The term "Tax-Exempt Municipal Bond" shall mean any fixed income security exempt from federal income tax that is issued by a state or local government or a political subdivision thereof.

                                   APPENDIX II

                      INSIDER TRADING POLICY AND PROCEDURES
                               PIMCO ADVISORS L.P.

                           EFFECTIVE AS OF MAY 1, 1996

SECTION I.    POLICY STATEMENT ON INSIDER TRADING.

A.      POLICY STATEMENT ON INSIDER TRADING.

        PIMCO Advisors L.P. ("PALP"), its affiliated Subpartnerships, PIMCO Partners, G.P. ("PIMCO GP") and PIMCO Funds Distributors LLC ("PFD") (collectively the "Company" or "PIMCO Advisors") forbid any of their officers, directors or employees from trading, either personally or on behalf of others (such as, mutual funds and private accounts managed by PALP or its affiliated Subpartnerships), on the basis of material, non-public information or communicating material, non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading."

        The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material, non-public information to trade in securities or to communications of material, non-public information to others in breach of a fiduciary duty.

        While the law concerning insider trading is not static, it is generally understood that the law prohibits:

        (1) trading by an insider, while in possession of material, non-public information; or

        (2) trading by a non-insider, while in possession of material, non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

        (3) communicating material, non-public information to others in breach of a fiduciary duty.

        This communication applies to every such officer, director and employee and extends to activities within and outside their duties at PIMCO Advisors. Every officer, director and employee must read and retain this policy statement. Any questions regarding this policy statement and the related procedures set forth herein should be referred to a Compliance Officer or PALP or the applicable subpartnership.

        The remainder of this memorandum discusses in detail the elements of insider trading, the penalties for such unlawful conduct and the procedures adopted by the Company to implement its policy against insider trading.

1.      TO WHOM DOES THIS POLICY APPLY?

        This Policy applies to all employees, officers and directors (direct or indirect) of the Company ("Covered Persons"), as well as to any transactions in any securities participated by family members, trusts or corporations controlled by such persons. In particular, this Policy applies to securities transactions by:

        -     the Covered Person's spouse;

        -     the Covered Person's minor children;

        -     any other relative living in the Covered Person's household;

        - a trust in which the Covered Person has a beneficial interest, unless such person has no direct or indirect control over the trust;

        -     a trust as to which the Covered Person is a trustee;

        -     a revocable trust as to which the Covered Person is a settlor;

        - a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or

        - a partnership of which the Covered Person is a partner (including most investment clubs), unless the Covered Person has no direct or indirect control over the partnership.

2.      WHAT IS MATERIAL INFORMATION?

        Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

        Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:

              dividend or earnings expectations;
              write-downs or write-offs of assets;
              additions to reserves for bad debts or contingent liabilities; expansion or curtailment of company or major division operations; proposals or agreements involving a joint venture, merger, acquisition, divestiture, or leveraged buy-out;
              new products or services;
              exploratory, discovery or research developments;
              criminal indictments, civil litigation or government investigations;

              disputes with major suppliers or customers or significant changes in the relationships with such parties;
              labor disputes including strikes or lockouts;
              substantial changes in accounting methods;
              major litigation developments;
              major personnel changes;
              debt service or liquidity problems;
              bankruptcy or insolvency;
              extraordinary management developments;
              public offerings or private sales of debt or equity securities; calls, redemptions or purchases of a company's own stock;
              issuer tender offers; or
              recapitalizations.

        Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuses of "material" information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

        Material information does not have to relate to a company's business. For example, in CARPENTER v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for THE WALL STREET JOURNAL was found criminally liable for disclosing to others the dates that reports on various companies would appear in the JOURNAL and whether those reports would be favorable or not.

3.      WHAT IS NON-PUBLIC INFORMATION?

        In order for issues concerning insider trading to arise, information must not only be "material," it must be "NON-PUBLIC." "Non-public" information is information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed "non-public" information.

        At such time as material, non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for "non-public" information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

        To show that "material" information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (THE WALL STREET JOURNAL or THE NEW YORK TIMES), or a publicly disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors or "talk on the street," even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

        Material, non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as "non-public" information which must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information possessed by the Company has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

        INFORMATION PROVIDED IN CONFIDENCE. Occasionally, one or more directors, officers, or employees of companies in PIMCO Advisors may become temporary "insiders" because of a fiduciary or commercial relationship. For example, personnel at PALP or a subpartnership may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by PALP or a subpartnership, entrusts material, non-public information to the Company portfolio managers or analysts with the expectation that the information will remain confidential.

        As an "insider," the Company has a fiduciary responsibility not to breach the trust of the party that has communicated the "material, non-public" information by misusing that information. This fiduciary duty arises because the Company has entered or has been invited to enter into a commercial relationship with the client or prospective client and has been given access to confidential information solely for the corporate purposes of that client or prospective client. This obligation remains whether or not the Company ultimately participates in the transaction.

        INFORMATION DISCLOSED IN BREACH OF A DUTY. Analysts and portfolio managers at PIMCO Advisors must be especially wary of "material, non-public" information disclosed in breach of a corporate insider's fiduciary duty. Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of the fiduciary duty he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a quid pro quo from the recipient or the recipient's employer by a gift of the "inside" information.

        A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.

4.      IDENTIFYING MATERIAL INFORMATION?

        Before trading for yourself or others, including investment companies or private accounts managed by PALP or its affiliated Subpartnerships, in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

        i. Is this information that an investor could consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?

        ii. To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in REUTERS, THE WALL STREET JOURNAL or other publications of general circulation?

        Given the potentially severe regulatory, civil and criminal sanctions to which you and PIMCO Advisors and its personnel could be subject, any director, officer and employee uncertain as to whether the information he or she possesses is "material, non-public" information should immediately take the following steps:

        i. Report the matter immediately to a Compliance Officer or the Chief Executive Officer of PALP;

        ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by PALP or the applicable affiliated subpartnership; and

        iii. Do not communicate the information inside or outside the Company, other than to a Compliance Officer or the Chief Executive Officer of PALP.

        After a Compliance Officer or the Chief Executive Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

5.      PENALTIES FOR INSIDER TRADING.

        Penalties for trading on or communicating material, non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

        civil injunctions
        treble damages
        disgorgement of profits
        jail sentences
        fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefitted, and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

        In addition, any violation of this policy statement can be expected to result in serious sanctions by PIMCO Advisors, including dismissal of the persons involved.

SECTION II.   PROCEDURES TO IMPLEMENT PIMCO ADVISORS' POLICY.

A.      PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING.

        The following procedures have been established to aid the officers, directors and employees of PIMCO Advisors in avoiding insider trading, and to aid the Company in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of PIMCO Advisors must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

TRADING RESTRICTIONS AND REPORTING REQUIREMENTS

1. No employee, officer or director of the Company who possesses material, non-public information relating to the Company or any of its affiliates or subsidiaries, may buy or sell any securities of the Company or engage in any other action to take advantage of, or pass on to others, such material, non-public information.

2. No employee, officer or director of the Company who obtains material, non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material, non-public information.

3. No employee, officer or director of the Company shall engage in a securities transaction with respect to the securities of PIMCO Advisors, except in accordance with the specific procedures published from time to time by the Company.

4. Each employee, officer or director of the Company shall submit reports of every securities transaction involving securities of PIMCO Advisors to a Compliance Officer in accordance with the terms of the Company's Code of Ethics as they relate to any other securities transaction.

5. No Employee (as such term is defined in the applicable Code of Ethics) shall engage in a securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set forth in the Company's Code of Ethics.

6. Employees shall submit reports concerning each securities transaction in accordance with the terms of the Code of Ethics and verify their personal ownership of securities in accordance with the procedures set forth in the Code of Ethics.

7. Because even inadvertent disclosure of material, non-public information to others can lead to significant legal difficulties, officers, directors and employees of the Company should not discuss any potentially material, non-public information concerning the Company or other companies, including other officers, employees and directors, except as specifically required in the performance of their duties.

B.      CHINESE WALL PROCEDURES.

        The Insider Trading and Securities Fraud Enforcement Act requires the establishment and strict enforcement of procedures reasonably designed to prevent the misuse of "inside" information.(1) Accordingly, you should not discuss material, non-public information about the Company or other companies with anyone, including other employees, except as required in the performance of your regular duties. In addition, care should be taken so that such information is secure. For example, files containing material, non-public information should be sealed; access to computer files containing material, non-public information should be restricted.

C.      RESOLVING ISSUES CONCERNING INSIDER TRADING.

        The federal securities laws, including the laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact a Compliance Officer. Until advised to the contrary by a Compliance Officer, you should presume that the information is material and non-public and you should NOT trade in the securities or disclose this information to anyone.




-----------------------------
(1) The antifraud provisions of United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

                                  APPENDIX III

                               PIMCO ADVISORS L.P.

                   POLICY REGARDING SPECIAL TRADING PROCEDURES
                      FOR SECURITIES OF PIMCO ADVISORS L.P.

                           EFFECTIVE AS OF MAY 1, 1996


INTRODUCTION

        PIMCO Advisors L.P. (as defined below) has adopted and Insider Trading Policy and Procedures applicable to all personnel which prohibits insider trading in any securities, and prohibits all employees from improperly using or disclosing material, non-public information, a copy of which has been supplied to you.

        For the purposes of this memorandum, the term the "Company" shall include PIMCO Advisors L.P. ("PALP"), PIMCO Partners, G.P. ("PIMCO GP") , PIMCO Funds Distributors LLC ("PFD") and any entity in relation to which PALP acts as a general partner or owns 50% or more of one of the issued and outstanding stock.

PERSONS TO WHOM THIS SPECIAL TRADING POLICY APPLIES

        This Policy applies to all employees of the Company and, in the case of PALP, the inside members of the Operating Board and the Equity Board ("Covered Persons"), as well as to any transactions in securities participated in by family members, trusts or corporations controlled by a Covered Person. In particular, this Policy applies to securities transactions by:

        a.  the Covered Person's spouse;
        b.  the Covered Person's minor children;
        c.  any other relatives living in the Covered Person's household;
        d. a trust in which the Covered Person has a beneficial interest, unless such Covered Person has no direct or indirect control over the trust;
        e.  a trust as to which the Covered Person is a trustee;
        f.  a revocable trust as to which the Covered Person is a settlor;
        g. a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or
        h. a partnership of which the Covered Person is a partner (including most investment clubs), unless the Covered Person has no direct or indirect control over the partnership.

        The family members, trust and corporations listed above are hereinafter referred to as "Related Persons."


                                     III-1

SECURITIES TO WHICH THIS SPECIAL TRADING POLICY APPLIES

        Unless stated otherwise, the following Special Trading Procedures apply to all transactions by Covered Persons and their Related Persons involving any class or series of units of limited partner interest of PALP or other securities of PALP, including options and other derivative securities (such as a put, call or index security) in relation to such securities (the "PALP Securities").

SPECIAL TRADING PROCEDURES RELATING TO SECURITIES OF PIMCO ADVISORS, L.P.

1.      TRADING WINDOWS

        There are times when the Company may be engaged in a material non-public development or transaction. Even if you are not aware of this development or transaction, if you trade PALP's Securities before such development or transaction is disclosed to the public, you might expose yourself and the Company to a charge of insider trading that could be costly and difficult to refute. In addition, such a trade by you could result in adverse publicity to you or the Company.

        THEREFORE, THE FOLLOWING RULE SHALL APPLY: EACH COVERED PERSON AND ALL OF SUCH PERSON'S RELATED PERSONS MAY ONLY PURCHASE OR SELL PALP SECURITIES DURING FOUR "TRADING WINDOWS" THAT OCCUR EACH YEAR. THE FOUR TRADING WINDOWS CONSIST OF THE MONTHS OF FEBRUARY, MAY, AUGUST AND NOVEMBER. TRADING ON THE BASIS OF MATERIAL NON-PUBLIC INFORMATION OR COMMUNICATING MATERIAL NON-PUBLIC INFORMATION TO OTHERS AT ANY TIME, INCLUDING IN A TRADING WINDOW, IS A VIOLATION OF THE LAW AND A VIOLATION OF THIS POLICY.

        In accordance with the procedure for waivers described below, in special circumstances a waiver may be given to allow a trade to occur outside of a trading window.

        Employees of PALP should be aware that there are potential consequences for such employees resulting from the ownership of PALP Securities. Each such employee contemplating purchasing PALP Securities should discuss the matter with such employee's tax advisor.

        The exercise of options to purchase PALP Securities for cash are not Covered to the procedures outlined above, but the securities so acquired may not be sold except during a trading window and after all other requirements of this policy have been satisfied.

2.      POST-TRADE REPORTING

        All Covered Persons shall submit to a Compliance Officer a report of EVERY SECURITIES TRANSACTION IN PALP SECURITIES in which they and any of their Related Persons have participated as soon as practicable following the transaction and in any event not later than the fifth day after the end of the month in which the transaction occurred. The report shall include: (1) the date of the transaction and the title and number of shares or principal amount of each security involved; (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or


                                     III-2
disposition); (3) the price at which the transaction was effected; and (4) the name of the broker/dealer with or through whom the transaction was effected. In addition, on an annual basis, each Covered Person must confirm the amount of PALP Securities which such person and his or her Related Persons beneficially own.

        Each Covered Person (and not the Company) is personally responsible for insuring that his or her transactions comply fully with any and all applicable securities laws, including, but not limited to, the restrictions imposed under
Section 16(b) of the Securities and Exchange Act of 1934 and Rule 144 under the Securities Act of 1933.

3.      RESOLVING ISSUES CONCERNING INSIDER TRADING

        If you have any doubts or questions as to whether information is material or non-public, or as to the applicability or interpretation of any of the foregoing procedures, or as to the propriety of any action, you should contact a Compliance Officer before trading or communicating the information to anyone. Until these doubts or questions are satisfactorily resolved, you should presume that the information is material and non-public and you should NOT trade in the securities or communicate this information to anyone.

4.      MODIFICATIONS AND WAIVERS

     The Company reserves the right to amend or modify this policy statement at any time. Waiver of any provision of this policy statement in a specific instance may be authorized in writing by a Compliance Officer and either the Chief Executive Officer of PALP or any member of the Operating Committee of PALP, and any such waiver shall be reported to the Equity and Operating Boards of PALP at the next regularly scheduled meeting of each.



                                     III-3

                                   APPENDIX IV

                          ACKNOWLEDGMENT CERTIFICATION
                                     FOR THE
                                 CODE OF ETHICS
                                     AND THE
                      INSIDER TRADING POLICY AND PROCEDURES

                      PACIFIC INVESTMENT MANAGEMENT COMPANY


        I hereby certify that I have read and understood the attached Code of Ethics and the Insider Trading Policy and Procedures. Pursuant to such Codes, I recognize that I must disclose or report all personal securities transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of such Codes. I certify that I have, to date, complied and agree to comply in the future, with the foregoing rules and procedures. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Codes has occurred. I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions, including dismissal.





Date:
     --------------------------                   ------------------------------
                                                  Signature




                                                  ------------------------------
                                                  Print Name

                                   APPENDIX V

                       ANNUAL CERTIFICATION OF COMPLIANCE

                      PACIFIC INVESTMENT MANAGEMENT COMPANY


        I hereby certify that I have complied with the requirements of the Code of Ethics and the Insider Trading Policy and Procedures, for the year ended December 31, 19__. Pursuant to such Codes, I have disclosed or reported all personal securities transactions required to be disclosed or reported thereunder and complied in all other respects with the requirements of such Codes. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Codes has occurred.







Date:
     --------------------------                   ------------------------------
                                                  Signature




                                                  ------------------------------
                                                  Print Name

                                   APPENDIX VI

                          PERSONAL SECURITIES HOLDINGS

                      PACIFIC INVESTMENT MANAGEMENT COMPANY


        In accordance with the Code of Ethics, please provide a list of all Securities (other than Exempt Securities) in which you or any account, in which you have a Pecuniary Interest, has a Beneficial Interest and all Securities (other than Exempt Securities) in non-client accounts for which you make investment decisions. This includes not only securities held by brokers, but also Securities held at home, in safe deposit boxes, or by an issuer.

(1)     Name of employee:
                                                     ---------------------------
(2)     If different than #1, name of the person
        in whose name the account is held:
                                                     ---------------------------
(3)     Relationship of (2) to (1):
                                                     ---------------------------
(4)     Broker(s) at which Account is Maintained:
                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------
(5)      Account Number(s):
                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------
(6)      Phone number(s) of Broker:
                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

(7) For each account, attach your most recent account statement listing Securities in that account. If you own Securities that are not listed in an attached account statement, list them below:

        NAME OF SECURITY         QUANTITY           VALUE           CUSTODIAN
1.
        --------------------     ---------------    ------------    ----------------
2.
        --------------------     ---------------    ------------    ----------------
3.
        --------------------     ---------------    ------------    ----------------
4.
        --------------------     ---------------    ------------    ----------------
5.
        --------------------     ---------------    ------------    ----------------

(ATTACH SEPARATE SHEET IF NECESSARY)

        I certify that this form and the attached statements (if any) constitute all of the Securities of which I have Beneficial Ownership as defined in the Code.







                                                  ------------------------------
                                                  Signature




Date:
     --------------------------                   ------------------------------
                                                  Print Name

                                  APPENDIX VII

                      PACIFIC INVESTMENT MANAGEMENT COMPANY

                          PIMCO FUNDS DISTRIBUTORS, LLC

             EMPLOYEES' QUARTERLY REPORT OF INVESTMENT TRANSACTIONS

                          QUARTER ENDING JUNE 30, 1999

----------------------------------------------------------------------------------------------------------------

PLEASE MARK ONE OF THE FOLLOWING:

/ /   NO REPORTABLE TRANSACTIONS HAVE OCCURRED.

/ /   ALL REPORTABLE TRANSACTIONS WERE THROUGH BROKER-DEALERS, FUTURES COMMISSION MERCHANTS OR BANKS.
      SEE BROKERAGE STATEMENTS.

LIST BELOW ANY TRANSACTIONS THAT WERE NOT INCLUDED IN YOUR DUPLICATE STATEMENTS (I.E., DIRECT PURCHASES
OF PRIVATE PLACEMENTS OR LIMITED PARTNERSHIPS).

TRANSACTION DATE      SECURITY NAME       BUY OR SELL       # OF SHARES     TRANSACTION PRICE     BROKER-DEALER


----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

SPECIAL NOTE TO PIMCO FUNDS DISTRIBUTORS LLC REGISTERED REPS AND ACCESS PERSONS: YOU WILL NOT HAVE TO FILL OUT
AN EXTRA FORM EACH QUARTER FOR PIMCO FUNDS DISTRIBUTORS LLC.

I CERTIFY THAT DUPLICATE CONFIRMS AND STATEMENTS FOR ALL MY BROKERAGE
ACCOUNTS ARE SENT TO PIMCO PURSUANT TO PIMCO'S CODE OF ETHICS.            SIGNED:
                                                                                         -----------------------
                                                                          PRINT NAME:
                                                                                         -----------------------
                                                                          DATE:
                                                                                         -----------------------


                                     VII-1

1. Transactions required to be reported. You should report every transaction in which you acquired or disposed of any beneficial ownership of any security during the calendar quarter. The term "beneficial ownership" is the subject of a long history of opinions and releases issued by the Securities and Exchange Commission and generally means that you would receive the benefits of owning a security. The term includes, but is not limited to the following cases:

     (A) Where the security is held for your benefit by others (brokers, custodians, banks and pledgees);

     (B) Where the security is held for the benefit of your spouse or minor children (or any other relative who shares your residence);

     (C) Where securities are held by a partnership of which you are a partner or investment club or other unincorporated association of which you are a member;

     (D) Where securities are held in a trust over which you have any direct or indirect influence or control and under which either you or any member of your immediate family (i.e., your spouse, children, grandchildren, parents and grandparents) is a beneficiary; and

     (E) Where securities are held in a trust over which you alone, or in conjunction with someone not having a substantial interest adverse to yours, have the power to revoke and revest or revest title to yourself at once or at some future time.

Notwithstanding the foregoing, none of the following transactions need be reported:

     (A) Transactions in securities which are direct obligations of the United States;

     (B) Transactions effected in any account over which you have no direct or indirect influence or control (most mutual funds);

2. Title of Security or Futures Contract. State the name of the issuer and the class of the security (e.g., common stock, preferred stock or designated issue of debt securities). In the case of the acquisition or disposition of a futures contract, put, call option or other right (hereinafter referred to as "options"), state the title of the security subject to the option and the expiration date of the option.

3. Futures Transactions. Please remember that duplicates of all Confirmations, Purchase and Sale Reports, and Month-end Statements must be sent to the firm by your broker. Please double-check to be sure this occurs if you report a futures transaction. You should use the address below.

4. Date of Transaction. In the case of a market transaction, state the trade date (not the settlement date).

5. Nature of Transaction. State the character of the transaction (e.g., purchase or sale of security, purchase or sale of option, or exercise of option).


                                     VII-2

6. Amount of Security Involved. State the number of shares of stock, the face amount of debt securities or other units of other securities. For options, state the amount of securities subject to the option. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire amount of securities involved in the transaction. In such cases, you may also indicate, if you wish, the extent of your interest in the transaction.

7. Purchase of Sale Price. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

8. Broker, Dealer or Bank Effecting Transaction. State the name of the broker, dealer or bank with or through whom the transaction was effected.

9.   Signature.  Sign the form in the space provided.

10. Filing of Report. A report should be filed NOT LATER THAN 10 CALENDAR DAYS after the end of each calendar quarter with:

        PIMCO
        ATTN:  Compliance Officer
        840 Newport Center Drive
        Suite 300
        Newport Beach, CA  92660



                                     VII-3

                                  APPENDIX VIII

                            PRECLEARANCE REQUEST FORM


        This form must be submitted to a Compliance Officer before executing any Investment Transaction for which preclearance is required under the PIMCO Code of Ethics. Before completing this form, you should review the PIMCO Code, including the terms defined in that Code. The capitalized terms used in this form are governed by those definitions. In addition, the Code provides information regarding your preclearance obligations under the Code, and for information regarding the Transactions, Securities and Futures Contracts that are exempt from the Code's preclearance requirement.(1)

        No Investment Transaction subject to preclearance may be effected prior to receipt of written authorization of that Investment Transaction by a Compliance Officer. Unless otherwise specified, that authorization shall be effective, unless revoked, until the earlier of: (a) the close of business on the date authorization is given, or (b) until you discover that information on this preclearance request form is no longer accurate.

(1)       Your name:
                                                     --------------------------------------
(2)       If the Investment Transaction will be in
          someone else's name or in the name of a
          trust, the name of that person or trust:
                                                     --------------------------------------
          The relationship of that person or trust
          to you:
                                                     --------------------------------------
(3)       Name of the firm (e.g., securities
          broker-dealer, futures commission merchant)
          through which the Investment Transaction
          will be executed:
                                                     --------------------------------------
          The relevant account number at that firm:
                                                     --------------------------------------
(4)       Issuer of the Security or identity of the
          Futures Contract for which preclearance is
          requested:
                                                     --------------------------------------
          The relevant CUSIP number or call symbol:
                                                     --------------------------------------



-----------------------------
(1) Preclearance is required for any Investment Transaction in Securities,
Related Securities or Futures Contract in a Personal Account or a Related
Account, or in which you otherwise have or will acquire a Beneficial Ownership interest.

                                     VIII-1


(5)       The maximum number of shares, units or
          contracts for which preclearance is
          requested, or the market value or face
          amount of the Fixed Income Securities for
          which preclearance is requested:
                                                     --------------------------------------
(6)       The type of Investment Transaction for
          which preclearance is requested (check
          all that apply):
                                                              Purchase           Sale
                                                     ---------         ---------
                                                              Market Order
                                                     ---------
                                                              Limit Order
                                                     ---------
                                                              (Price of Limit Order:_____)



PLEASE ANSWER THE FOLLOWING QUESTIONS TO THE BEST OF YOUR KNOWLEDGE AND BELIEF:

(a)       Do you possess material nonpublic information
          regarding the Security or Futures Contract
          identified above or regarding the issuer of
          that Security?                                  _____ Yes    _____ No

(b)       Is the Security or Futures Contract
          identified above held by any PIMCO Advisory
          Client or is it a Related Security (as
          defined in the PIMCO Code)?                     _____ Yes    _____ No

(c)       Is there a pending buy or sell order on behalf
          of a PIMCO Advisory Client for the Security
          or Futures Contract identified above or for a
          Security for which the Security identified
          above is a Related Security?                    _____ Yes    _____ No

(d)       Do you intend or do you know of another's
          intention to purchase or sell the Security
          or Futures Contract identified above, or a
          Security for which the Security identified
          above is a Related Security, on behalf of a
          PIMCO Advisory Client?                          _____ Yes    _____ No


                                     VIII-2

(e)       Has the Security or Futures Contract identified
          above been considered for purchase by a PIMCO
          Advisory Client within the most recent 15 days?
          (Note: rejection of an opportunity to purchase
          the Security or Futures Contract for an
          Advisory Client would require an affirmative
          response to this question.)                     _____ Yes    _____ No

(f)       If you are a Portfolio Employee, is the
          Security being acquired in an initial public
          offering?(2)                                    _____ Yes    _____ No

(g)       If you are a Portfolio Employee, are you
          acquiring or did you acquire Beneficial
          Ownership of the Security in a private
          placement?(3)                                   _____ Yes    _____ No

(h)       If you are seeking preclearance of a purchase
          or sale of Fixed Income Securities, have you
          purchased or sold the same or similar Fixed
          Income Securities, or have you acquired or
          disposed of a Beneficial Ownership interest
          in the same or similar Fixed Income
          Securities, within the past 60 calendar
          days?(4)                                        _____ Yes    _____ No





---------------------------
(2) Under the PIMCO Code, portfolio Employees generally are not permitted to acquire Securities in an initial public offering.

(3) The PIMCO Code applies special rules to the acquisition of Securities through a private placement and to the disposition of Securities acquired through a private placement.

(4) Under the PIMCO Code, you may not profit from short-term trades in Fixed Income Securities. This rule does not apply to transactions in U.S. Government Securities, tax-exempt municipal bonds, equity Securities, mutual fund shares, index options or Futures Contracts.


                                     VIII-3

BY EXECUTING THIS FORM, YOU HEREBY CERTIFY THAT YOU HAVE REVIEWED THE PIMCO CODE OF ETHICS AND BELIEVE THAT THE INVESTMENT TRANSACTION FOR WHICH YOU ARE REQUESTING PRECLEARANCE COMPLIES WITH THE GENERAL PRINCIPLES AND THE SPECIFIC REQUIREMENTS OF THE PIMCO CODE.



                                         ---------------------------------------
                                                   Employee Signature




                                         ---------------------------------------
                                                   Print or Type Name




                                         ---------------------------------------
                                                     Date Submitted




YOU ARE AUTHORIZED TO EXECUTE THE INVESTMENT
TRANSACTION DESCRIBED ABOVE. UNLESS INDICATED
OTHERWISE BELOW, THIS AUTHORIZATION REMAINS
EFFECTIVE, UNLESS REVOKED, UNTIL: (a) THE CLOSE
OF BUSINESS TODAY, OR (b) UNTIL YOU DISCOVER
THAT THE INFORMATION ON THIS REQUEST FORM IS NO
LONGER ACCURATE.



---------------------------------------
          Compliance Officer




---------------------------------------
         Date of Authorization



                                     VIII-4